UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2014

TRINITY PLACE HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-8546	22-2465228

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Fifth Avenue New York, New York (Address of Principal Executive Offices)	10022 (Zip Code)

Registrant’s telephone number, including area code: (212) 235-2190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed, pursuant to the terms of the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of Trinity Place Holdings Inc. (the “Company”) and the Second Amended Joint Chapter 11 Plan of Reorganization of Syms Corp. and its Subsidiaries (the “Plan”), if the Allowed Filene’s Class 4A and B General Unsecured (Short-Term) Claims and Allowed Filene’s Class 5A and B General Unsecured (Long-Term) Claims are not paid in full by October 1, 2014 (the “Filene’s Creditor Payment Date”), the Creditors’ Committee Director would thereafter control the sale of any Medium Term Properties and any Near Term Properties that remain unsold as of such date, provided, that such date may be extended to April 1, 2015, as provided in the Certificate of Incorporation and the Plan.  At a meeting of the Board of Directors of the Company held on September 24, 2014, the Filene’s Creditor Payment Date was extended to April 1, 2015 in accordance with the terms of the Certificate of Incorporation and the Plan. Capitalized terms used and not defined herein shall have the meanings given to such terms in the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Place Holdings Inc.

By:	/s/ Richard G. Pyontek
Name: Richard G. Pyontek
Title: Chief Financial Officer

Dated: September 30, 2014